Omnicom Group Inc. S-3ASR

Exhibit 5.2

AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY

SRA NO. 223597

21 TUDOR STREET • LONDON EC4Y 0DJ • DX 67 LONDON/CHANCERY

TELEPHONE: 020.7039.5959 • FACSIMILE: 020.7039.5999

Ref/CAM	JP592393/799841-600031
E-mail	enalbantian@jonesday.com
Direct	020 7039 5145
Date	12 November 2021

Omnicom Finance Holdings plc

Bankside 3, 90 - 100 Southwark Street

London

SE1 0SW

Omnicom Capital Holdings plc

Bankside 3, 90 - 100 Southwark Street

London

SE1 0SW

Re:	Registration Statement on Form S-3 Filed by Omnicom Finance Holdings plc, Omnicom Capital Holdings plc and Omnicom Group Inc. relating to the Registration (as defined below)

Ladies and Gentlemen:

We have acted as English counsel to Omnicom Finance Holdings plc, a public limited company organized under the laws of England and Wales with company number 11432221 (the "First Issuer") and Omnicom Capital Holdings plc, a public limited company organized under the laws of England and Wales with company number 13671874 (the "Second Issuer" and together with the First Issuer, the "Issuers", each an "Issuer") in connection with the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the "Registration Statement"). The Registration Statement relates to the proposed registration (the "Registration") under the US Securities Act of 1933 (the "Securities Act") of debt securities of the Issuers (the "Debt Securities") which, if issued, will be fully and unconditionally guaranteed by Omnicom Group Inc. (the "Company"). The Debt Securities, if issued by the First Issuer will be issued pursuant to an indenture (the "First Issuer Indenture") by and among the First Issuer, the Company and one or more entities selected by the First Issuer to act as trustee in respect of the Debt Securities, and if issued by the Second Issuer will be issued pursuant to an indenture (the "Second Issuer Indenture", and together with the First Issuer Indenture, the "Indentures", each an "Indenture") by and among the Second Issuer, the Company and one or more entities selected by the Second Issuer to act as trustee in respect of the Debt Securities. The Debt Securities, if issued, will be guaranteed by the Company.

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1.	SCOPE OF REVIEW AND RELIANCE

The following agreements and other related documents have been examined (items (a) through (g), inclusive, are referred to herein, collectively, as the "Opinion Documents"):

(a)               a form of the First Issuer Indenture included as an exhibit to the Registration Statement (including the forms of Debt Securities to be issued pursuant to the First Issuer Indenture (the "First Issuer Debt Securities") attached as exhibits to the First Issuer Indenture);

(b)               a form of the Second Issuer Indenture included as an exhibit to the Registration Statement (including the forms of Debt Securities to be issued pursuant to the Second Issuer Indenture (the "Second Issuer Debt Securities") attached as exhibits to the Second Issuer Indenture);

(c)               a copy of the Certificate of Incorporation of the First Issuer, and a copy of the Articles of Association of the First Issuer, in each case, obtained from the Company Search referred to below (the "First Issuer Articles of Association");

(d)               a copy of the Certificate of Incorporation of the Second Issuer, and a copy of the Articles of Association of the Second Issuer, in each case, obtained from the Company Search referred to below (the "Second Issuer Articles of Association" and together with the First Issuer Articles of Association, the "Articles of Association");

(e)               a certified copy of the minutes (the "First Issuer Minutes") of a meeting of the board of directors of the First Issuer held on 11 November 2021 at which the directors of the First Issuer, amongst other things, passed resolutions (the "First Issuer Resolutions") relating to the Opinion Documents;

(f)                a certified copy of the minutes (the "Second Issuer Minutes" and together with the First Issuer Minutes, the "Minutes") of a meeting of the board of directors of the Second Issuer held on 11 November 2021 at which the directors of the Second Issuer, amongst other things, passed resolutions (the "Second Issuer Resolutions", and together with the First Issuer Resolutions, the "Resolutions") relating to the Opinion Documents; and

(g)               the Registration Statement.

We have not reviewed any documents other than the Opinion Documents. The only search and enquiry that we have made for the purpose of giving this opinion is an online search in England and Wales on 11 November 2021 of the public documents of each Issuer kept at Companies House in Cardiff (the "Company Search"). The Registration Statement, the Indentures and the Debt Securities are hereinafter collectively referred to as the "Transaction Documents".

2.	ASSUMPTIONS

For the purposes of giving this Opinion, we have assumed, with your consent and without further investigation on our part, that, so far as the laws of every jurisdiction other than England and Wales are concerned, all restrictions, laws, guidelines, regulations or reporting requirements that apply to the Indentures and any issue of Debt Securities thereunder have been or will be complied with and that such laws do not qualify or affect our opinion as set out below.

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We have also made the following assumptions with your consent and without investigation on our part:

(a)               insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b)               all signatures on the executed documents which, or copies (whether photocopies, certified copies, facsimile copies or electronic copies) of which, we have examined are genuine, and that such copies conform to the original documents executed;

(c)               where a signatory signs an Transaction Document by electronic signature, (i) such signatory intends to authenticate such document and (ii) any formalities relating to the execution of such document are satisfied;

(d)               each of the parties to the Transaction Documents, other than the Issuers, is able lawfully to enter into such Transaction Documents

(e)               that each corporate party (other than the Issuers) is duly organised, validly existing and in good standing (where such concept is legally relevant) under the laws of its jurisdiction of incorporation and has the capacity, power and authority to execute and deliver the Transaction Documents to which it is a party, and to exercise its respective rights and and perform its respective obligations under the Transaction Documents to which it is a party;

(f)                the execution and delivery of the Transaction Documents have been or will be duly authorised by each of the parties thereto in accordance with all applicable laws, other than in the case of the Issuers the laws of England and Wales, that such documents have been or will be duly executed and unconditionally delivered by each of the relevant parties thereto with effect from the date it is expressed to be effective in accordance with all applicable laws and is not or will not be (when delivered) subject to any escrow or similar arrangement, that all conditions precedent to the effectiveness of the Transaction Documents contained therein have been satisfied and such documents are unconditional in all respects, and that such documents shall constitute the valid and binding obligations of each of such parties enforceable in accordance with all applicable laws (other than the laws of England and Wales in the case of the Issuers with respect to the Debt Securities) and, if the laws or regulations of any other jurisdiction may be relevant to the obligations or rights of any of the parties in any of the Transaction Documents or any of the transactions contemplated by any Transaction Document, such laws do not prohibit, and are not inconsistent with, the entry into and performance of any such obligations, rights or transactions;

(g)               each of the parties to the Transaction Documents who is carrying on, or purporting to carry on, any regulated activity in the United Kingdom is an authorised person permitted to carry on that relevant regulated activity or an exempt person in respect of that regulated activity under the Financial Services and Markets Act 2000 (the "FSMA") and no such agreement was or will be entered into in consequence of a communication made in breach of section 21(1) of the FSMA;

(h)               the Debt Securities will be issued pursuant to the Indentures that has been authorised, executed and delivered by the Issuers, the Company and one or more entities selected by the Issuers to act as trustee, and the Debt Securities will be duly prepared and completed in accordance with the provisions and arrangements contained or described in the Indentures and will be in the form of the Debt Securities as provided for and set out in the Indentures;

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(i)                 the Articles of Association, which we have examined, are those in force and the Resolutions which we have examined were passed at a board meeting of the each Issuer duly convened and held (using the correct procedure) and that a duly qualified quorum of directors of each Issuer voted in favour of approving the applicable Resolutions, and that the facts on which the Minutes were based were true and the directors’ decisions were taken in good faith and on reasonable grounds for believing that the transactions contemplated thereby would be most likely to promote the success of the applicable Issuer for the benefit of its members as a whole and that the Resolutions have not been subsequently amended, rescinded, modified, superseded or revoked and are in full force and effect and the certifications referred to in 1(c) to (d) above are true and accurate;

(j)                 the issue of Debt Securities will not cause any limit on borrowings to which either Issuer is subject to be exceeded;

(k)               the absence of mutual mistake of fact, of any facts or matters which were not revealed by the Transaction Documents or of any other arrangements, documents, agreements or course of dealing between any of the parties to the Transaction Documents which modify or supersede any of their terms or that would result in the inclusion of any additional terms in any of them or would affect this Opinion;

(l)                 that each of the Transaction Documents has been entered into, and the transactions referred to therein are carried out, by each of the parties in good faith, for bona fide commercial reasons, for the purpose of carrying on their respective businesses (and, in the case of each Issuer, in furtherance of its objects, whether contained in its Articles of Association or otherwise), for the benefit of each of them respectively and on arm's length commercial terms;

(m)             that each of the Transaction Documents has not been entered into in consequence of bad faith, fraud, coercion, duress, misrepresentation or undue influence or on the basis of a mistake of fact or law or believing that the Transaction Documents are fundamentally different in substance or in kind from what it is, or in connection with money laundering or any other unlawful activity;

(n)               none of the parties to the Transaction Documents is or will be seeking to achieve any purpose not apparent from the Transaction Documents which might render any of them illegal, void or unenforceable;

(o)               the truth, accuracy, correctness and completeness in all respects of all information, statements, certifications, acknowledgements, confirmations and representations and warranties (with the exception of representations and warranties on matters on which we have specifically and expressly given our opinion in this Opinion) contained in the Opinion Documents and that all the terms and conditions of the Transaction Documents will be observed and performed by all the parties thereto;

(p)               each Issuer is neither an authorised person nor an exempt person in relation to the regulated activity of accepting deposits under the FSMA;

(q)               no request will be made to admit any Debt Securities to trading on a regulated market situated or operating in the United Kingdom;

(r)                no steps have been, or will be, taken to have the Registration Statement treated as an approved prospectus under section 87H of the FSMA;

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(s)                all applicable provisions of the FSMA and any applicable secondary legislation made under it have been complied with respect to the Transaction Documents;

(t)                 all documents presented to us as originals are true, complete and accurate and all documents submitted to us as copies conform with the originals and that any documents in draft or specimen form which we have examined for the purposes hereof will not change when it will be or has been executed;

(u)               each Transaction Party is able to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or would otherwise be solvent pursuant to any legislation applicable to it at the time of executing any of the Transaction Documents, and will not, as a consequence of executing any of the Transaction Documents, become unable to pay its debts within the meaning of that section or otherwise be insolvent pursuant to any applicable legislation and:

(i)                 none of the Transaction Parties has passed a resolution for its winding up or dissolution;

(ii)              no proceedings have been commenced or steps taken for the winding up of any Transaction Party or for the appointment of any administrator, an administrative receiver or receiver or manager in relation to any Transaction Party or any assets or revenue of any Transaction Party; and/or

(iii)            no analogous procedure or step described in paragraphs (i) and (ii) above has been taken in any jurisdiction in relation to any Transaction Party;

(v)               that each Transaction Party either (i) physically distributed to the other parties to the Transaction Documents (or their legal advisors) complete execution versions of the Transaction Documents to which it is a party signed by it which are identical to the forms of the Transaction Documents that we have received pursuant to paragraph 1 above or (ii) delivered signed versions of the Transaction Documents to which it is a party which are identical to the forms of the Transaction Documents that we received pursuant to paragraph 3 above as part of a virtual signing in accordance with options 1 or 2 (as applicable) of the Law Society’s practice note in respect of the execution of documents at virtual signings or closings dated 16 February 2010, in each case on an unconditional basis with effect from the date it is expressed to be effective;

(w)             that each Transaction Party's entry into, exercise of its rights under, performance of its obligations under, and compliance with the terms of the Transaction Documents do not and will not violate any contract, agreement or undertaking to which it is a party;

(x)               all consents, licenses, approvals, notices, filings, publications and registrations that are necessary under any applicable laws or regulations (other than the laws of England and Wales) in order to permit the execution, delivery or performance of the Transaction Documents or to protect or preserve any of the interests (whether by way of security or otherwise) created by the Transaction Documents have been made or obtained or will be made or obtained within the period permitted by these laws or regulations;

(y)               that the choice of law and jurisdiction provisions relating to each Transaction Document were made for bona fide purposes and are valid and binding under all relevant laws (other than the laws of England and Wales) and that none of the opinions expressed below would be affected by any law or public policy of any jurisdiction other than England;

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(z)               that in respect of a judgment entered in any suit, action or proceeding arising out of or in connection with the Transaction Documents such judgment was entered by the relevant New York court which had jurisdiction to determine such suit, action or proceeding;

(aa)            that the information revealed by our online searches of 8 November 2021 and updated on 12 November 2021 of the public documents of each Issuer kept at Companies House in Cardiff (the "Company Search") was accurate in all respects and has not since then been altered or supplemented;

(bb)           that the information revealed by our oral enquiry of today of the Central Registry of Winding up Petitions (the "Enquiry") was accurate in all respects and has not since then been altered or supplemented;

(cc)            each Transaction Party's "centre of main interests" (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) ("EU Recast Insolvency Regulation") as incorporated in its unamended version into English law pursuant to the European Union (Withdrawal) Act 2018, and in The Insolvency (Amendment) (EU Exit) Regulations 2019 (SI 2019/146) and in The Cross-Border Insolvency Regulations 2006 (SI 2006/1030) (which implement the UNCITRAL Model Law on Cross-Border Insolvency in the UK) ("Cross-Border Insolvency Regulations")) is, and always has been, situated in the England and Wales and it has no "establishment" (as that term is defined in Article 2(10) of the EU Recast Insolvency Regulation and in the Cross-Border Insolvency Regulations) in any other jurisdiction;

(dd)           the parties to the Transaction Documents have complied (and will continue to comply) with all applicable anti-terrorism, anti-corruption, anti-money laundering and human rights laws and regulations, and there is nothing in the transactions contemplated by the Transaction Documents that is inconsistent with all such laws and regulations;

(ee)            no part of the Transaction Documents will constitute unlawful financial assistance for the purposes of section 678 or section 679 of the Companies Act 2006; and

(ff)              the meaning of the terms of the Transaction Documents would not differ from the meaning of the terms of the Transaction Documents if governed by English law.

3.	LIMITATIONS

This Opinion is given only with respect to English law in force and published at the date of this Opinion as applied by the English courts as at the date of this Opinion. We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other jurisdiction or as to the application of English or any other law by any other courts. In particular we express no opinion on European Union law (as retained within English law, following the United Kingdom's departure from the European Union) as it affects any jurisdiction other than England. To the extent that the laws of any jurisdiction other than England may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws, including as to matters of New York law.

The Indentures and the Debt Securities will be governed by the laws of the State of New York. We have made no investigation of such laws and do not express or imply any opinion on such laws. In addition, we have assumed that, so far as the laws of the State of New York and US securities laws are concerned, the Indentures and the Debt Securities will, on issue in accordance with the Indentures, constitute legal, valid and binding obligations of the Issuer and that such laws do not qualify or affect our opinion as set out below.

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4.	OPINIONS

4.1                     Each Issuer has been incorporated and registered as a public limited company in England and Wales under the Companies Act 2006.

4.2                     The First Issuer has corporate power to enter into and perform its obligations under the First Issuer Indenture and to issue and perform its obligations under the First Issuer Debt Securities.

4.3                     The Second Issuer has corporate power to enter into and perform its obligations under the Second Issuer Indenture and to issue and perform its obligations under the Second Issuer Debt Securities.

4.4                     The issue of the First Issuer Debt Securities has been duly authorised by all necessary corporate action by the First Issuer and when (a) the Registration Statement has become effective under the Securities Act and (b) the First Issuer Debt Securities have been duly executed by the First Issuer and authenticated in accordance with the terms of the First Issuer Indenture and delivered in the manner provided in the First Issuer Indenture, we would expect the English courts to recognise the choice of law of New York law as the governing law of the First Issuer Debt Securities and to enforce by way of a separate action a final and conclusive judgment (which does not re-open an earlier judgment from the same jurisdiction) for a definite sum of money or for a sum of money ascertainable by arithmetical calculation (in either case not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty), entered against the First Issuer in connection with the enforcement of the contractual obligations in the First Issuer Debt Securities, given in civil proceedings in a court of competent jurisdiction in the State of New York.

4.5                     The issue of the Second Issuer Debt Securities has been duly authorised all necessary corporate action by the Second Issuer and when (a) the Registration Statement has become effective under the Securities Act and (b) the Second Issuer Debt Securities have been duly executed by the Second Issuer and authenticated in accordance with the terms of the Second Issuer Indenture and delivered in the manner provided in the Second Issuer Indenture, we would expect the English courts to recognise the choice of law of New York law as the governing law of the Second Issuer Debt Securities and to enforce by way of a separate action a final and conclusive judgment (which does not re-open an earlier judgment from the same jurisdiction) for a definite sum of money or for a sum of money ascertainable by arithmetical calculation (in either case not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty), entered against the Second Issuer in connection with the enforcement of the contractual obligations in the Second Issuer Debt Securities, given in civil proceedings in a court of competent jurisdiction in the State of New York.

5.	QUALIFICATIONS

Nothing in this opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to the Indentures or the Debt Securities or accordingly that any remedy would be available in England for the enforcement of obligations arising under the Indentures or the Debt Securities.

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This opinion is subject to the following:

(a)               We express no opinion as to matters of fact. We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom.

(b)               The Company Search is not capable of revealing conclusively whether or not (i) a winding up order has been made or a resolution passed for the winding up of a company, (ii) (ii) an administration order has been made, or (iii) a receiver, administrative receiver, administrator, moratorium monitor or liquidator has been appointed, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition has been presented or an application for an administration order has been made nor will the search conclusively reveal whether a charge or other restriction or prohibition has been created in relation to the real property owned by the relevant party.

(c)               The Enquiry relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to current petitions (and not those which may have been subsequently withdrawn or otherwise dealt with)

(d)               Laws relating to liquidation or administration or other laws or procedures affecting generally the enforcement of creditors' rights may affect any obligations of the Issuers under the Transaction Documents and the remedies available.

(e)               An English court may, in its discretion, order a claimant in an action who is not ordinarily resident in some part of England and Wales to provide security for costs.

(f)                The Registration Statement has been prepared by the Issuers and the Company, who have accepted responsibility for the information contained therein. We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(g)               An English Court will not apply a chosen foreign law if: (i) it is not pleaded and proved; (ii) to do so would be contrary to the mandatory rules of English law or of such chosen foreign law or manifestly incompatible with English public policy; or (iii) the choice is not valid under the chosen law.

(h)               There are no reciprocal arrangements in force between the State of New York or the United States of America and the United Kingdom for the recognition or enforcement of judgments. Accordingly, a judgment by the courts of the State of New York, United States of America or, as the case may be, any federal court of the United States of America (each such court being a "US Court") is not enforceable directly in England but may be recognised by the English courts according to common law principles. A judgment by a US Court will not be enforced by the English courts if:

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(i)                 that US Court had no jurisdiction, as a matter of English law, over the defendant;

(ii)              the judgment was given in default of appearance and the defendant was not served with process in sufficient time and in such a way as to enable him to arrange for his defence, unless the defendant failed to commence proceedings to challenge the judgment when it was possible for him to do so;

(iii)            the proceedings in which the judgment was given were opposed to natural justice;

(iv)             the judgment was obtained by fraud;

(v)               the enforcement of the judgment would be contrary to English public policy or the Human Rights Act 1998;

(vi)             an order has been made and remains effective under section 9 of the Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to judgments of that US Court;

(vii)          before the date on which the US Court gave judgment, the matter in dispute had been the subject of a final judgment of another court having jurisdiction between the same parties or their privies, that judgment is enforceable in England, and that judgment conflicts with the judgment intended to be enforced in England;

(viii)        the judgment is for multiple damages within the meaning of section 5(3) of the Protection of Trading Interests Act 1980 or based on a claim for contribution in respect of the same;

(ix)             the judgment is based on a rule of law specified by the Secretary of State for Foreign, Commonwealth and Development Affairs as concerned with the prohibition of restrictive trade practices or based on a claim for contribution in respect of the same;

(x)               the judgment is based on foreign measures which the Secretary of State for Foreign, Commonwealth and Development Affairs specifies as regulating and controlling international trade and which, in so far as they apply to persons carrying on business in the United Kingdom, are damaging or threaten to damage the trading interests of the United Kingdom; or

(xi)             the bringing of proceedings in that US Court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in that US Court.

If the English court gives judgment for the sum payable under a judgment of the courts of the State of New York, the English judgment would be enforceable by the methods generally available for the enforcement of English judgments. These give the court a discretion whether to allow enforcement by any particular method. In addition, it may not be possible to obtain an English judgment or to enforce any English judgment if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the English judgment in England or against the foreign judgment in the courts of the State of New York or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

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Furthermore, there is doubt as to the enforceability in England and Wales of US judgments in respect of civil judgments predicated purely on US securities law.

(i)                 English courts can give judgments in currencies other than pounds sterling if, subject to the terms of the contract, it is the currency which most fairly expresses the claimant's loss but judgments of this nature may be required to be converted into pounds sterling for execution purposes.

(j)                 No account has been taken in this opinion of the future exercise of powers by the UK Government pursuant to section 5(4) of the Protection of Trading Interests Act 1980.

(k)               We express no opinion as to compliance or otherwise with the financial limitations on borrowings by each Issuer contained in their respective Articles of Association.

(l)                 We give no opinion as to tax or as to any liability to tax.

(m)             We have not considered the particular circumstances of any party to the Transaction Documents nor the effect of any such particular circumstances on the Transaction Documents or the effect of the transaction contemplated by the Transaction Documents on any such particular circumstances.

This opinion is given on the basis that it and any non-contractual obligations arising out of it are governed by and shall be construed in accordance with English law as at today's date, and is given to the Issuers in connection with the registration under the Securities Act of the Debt Securities. The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this opinion.

This opinion is rendered to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the US Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Jones Day